UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2026

COMSTOCK INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35200	65-0955118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 American Flat Road, Virginia City, Nevada 89440

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 28, 2026, Comstock Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Titan Partners Group LLC, a division of American Capital Partners, LLC, as underwriter (the “Underwriter”), pursuant to which the Company agreed to sell 18,181,819 shares (the “Shares”) of the Company’s common stock, par value $0.000666 per share (“Common Stock”), less underwriting discounts and commissions. The Company has also granted the Underwriter a 30-day option to purchase up to an additional 2,727,272 shares of Common Stock to cover over-allotments, if any. The Company also agreed to issue to the Underwriter, or its designees, warrants (the “Underwriter Warrants”) to purchase 7% of the total number of shares of Common Stock sold in the offering (the “Offering”), including any shares of the Common Stock sold pursuant to the Underwriter’s over-allotment option. The Underwriter Warrants are exercisable commencing 180 days after the date of the Underwriting Agreement for a period of five years from the date of the Underwriting Agreement, at an exercise price of $3.1625 per share.

The Offering closed on January 30, 2026. The gross proceeds to the Company from the Offering were approximately $50.0 million, before deducting underwriting discounts and commissions and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering to fund capital expenditure requirements for Comstock Metals LLC related to its second industry-scale facility, the development of a refining process and solution, accelerated site selections and Metals market growth, with any remainder to be used for general corporate purposes.

The Offering was made pursuant to a preliminary prospectus supplement dated January 28, 2026, a final prospectus supplement dated January 28, 2026 and the Company’s existing effective shelf registration statement on Form S-3 (Registration No. 333-291705) as filed with the Securities and Exchange Commission (the “Commission”) on November 21, 2025, and declared effective by the Commission on December 10, 2025.

The Underwriting Agreement and Underwriter Warrants contain customary fees, representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement and the Underwriter Warrants were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties. Subject to certain exceptions, the Company, pursuant to the Underwriting Agreement, and all of the Company’s directors and executive officers, pursuant to certain lock-up agreements, also agreed to not sell or transfer any securities of the Company for 30 days after January 28, 2026, without first obtaining the consent of the Underwriter.

The foregoing descriptions of the Underwriter Warrants and the Underwriting Agreement do not purport to be complete and are qualified in their entirety by the Form of Underwriter Warrant and the Underwriting Agreement, which are incorporated herein by reference and are attached hereto as Exhibit 4.1 and Exhibit 1.1, respectively.

The legal opinion of McDonald Carano LLP regarding the issuance and sale of the Shares is attached hereto as Exhibit 5.1.

 Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Underwriter Warrants is hereby incorporated by reference into this Item 3.02. The offer and sale of the Underwriter Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were instead offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.  The Underwriter Warrants and the shares of Common Stock underlying the Underwriter Warrants may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 7.01 Regulation FD Disclosure

On January 28, 2026, the Company issued two press releases, the first announcing that it had commenced the Offering and the second announcing the pricing of the Offering. Copies of the press releases are filed Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of January 28, 2026, between Comstock Inc. and Titan Partners Group LLC, a division of American Capital Partners, LLC.

4.1	Form of Underwriter Warrant.

5.1	Opinion of McDonald Carano LLP regarding the validity of the Securities.

23.1	Consent of McDonald Carano LLP (included in Exhibit 5.1).

99.1	Press release dated January 28, 2026, announcing launch of offering.

99.2	Press release dated January 28, 2026, announcing pricing of offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSTOCK INC.

Date: January 30, 2026	By:	/s/ Corrado De Gasperis
Corrado De Gasperis
Executive Chairman and Chief Executive Officer

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